Exhibit 99.1

FOR IMMEDIATE RELEASE

Valassis Commences Exchange Offer for its 6 5/8% Senior Notes due 2021

Livonia, Mich., June 3, 2011: Valassis (NYSE: VCI), one of the nation’s leading media and marketing services companies, announced today that it has commenced an offer to exchange (the “Exchange Offer”) up to $260,000,000 aggregate principal amount of its new 6 5/8% Senior Notes due 2021 (the “New Notes”) and the guarantees of Valassis’ subsidiary guarantors, in each case, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of Valassis’ outstanding, unregistered 6 5/8% Senior Notes due 2021 issued on January 28, 2011 (the “Original Notes”) and the related guarantees. The New Notes will be identical in all material respects to the Original Notes, except that the New Notes have been registered under the Securities Act, will bear a different CUSIP number from the Original Notes and will not entitle their holders to registration rights or rights to earn additional interest under circumstances relating to our registration obligations applicable to the Original Notes.

Valassis is making this Exchange Offer to satisfy its obligations under the registration rights agreement Valassis and its subsidiary guarantors entered into with the initial purchasers of the Original Notes under which Valassis committed to use its commercially reasonable efforts to issue the New Notes pursuant to a registration statement under the Securities Act in exchange for the Original Notes, which were privately placed and are subject to certain transfer restrictions. The Exchange Offer will not affect Valassis’ outstanding debt levels, as the New Notes will be issued only upon cancellation of a like principal amount of currently outstanding Original Notes. Valassis will not receive any proceeds from the Exchange Offer.

Valassis will accept for exchange any and all Original Notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on July 1, 2011, unless the Exchange Offer is extended by Valassis.

Copies of the prospectus and the related letter of transmittal (and other transmittal materials) can be obtained from the exchange agent, Wells Fargo Bank, National Association, by calling (800) 344-5128.

This press release is neither an offer to sell nor the solicitation of an offer to buy or exchange any securities. Offers will not be made in any jurisdiction in which the making or accepting thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Exchange Offer is being made only pursuant to Valassis’ prospectus, dated June 3, 2011, and the related letter of transmittal, which have been filed with the United States Securities and Exchange Commission, including any supplements thereto.

About Valassis

Valassis is one of the nation’s leading media and marketing services companies, offering unparalleled reach and scale to more than 15,000 advertisers. Its RedPlum™ media portfolio delivers value on a weekly basis to over 100 million shoppers across a multi-media platform – in-home, in-store and in-motion. Through its digital offering, including redplum.com and save.com, consumers can find compelling national and local deals online. Headquartered in Livonia, Michigan with approximately 7,000 associates in 28 states and eight countries, Valassis is widely recognized for its associate and corporate citizenship programs, including its America’s Looking for Its Missing Children® program. Valassis companies include Valassis Direct Mail, Inc., Valassis Canada, Promotion Watch, Valassis Relationship Marketing Systems, LLC and NCH Marketing Services, Inc. For more information, visit http://www.valassis.com, http://www.redplum.com and http://www.save.com.

Cautionary Statements Regarding Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: price competition from our existing competitors; new competitors in any of our businesses; a shift in client preference for different promotional materials, strategies or coupon delivery methods, including, without limitation, as a result of declines in newspaper circulation; an unforeseen increase in paper or postal costs; changes which affect the businesses of our clients and lead to reduced sales promotion spending, including, without limitation, a decrease of marketing budgets which are generally discretionary in nature and easier to reduce in the short-term than other expenses; our substantial indebtedness, and ability to refinance such indebtedness, if necessary, and our ability to incur additional indebtedness, may affect our financial health; the financial condition, including bankruptcies, of our clients, suppliers, senior secured credit facility lenders or other counterparties; certain covenants in our debt documents could adversely restrict our financial and operating flexibility; fluctuations in the amount, timing, pages, weight and kinds of advertising pieces from period to period, due to a change in our clients’ promotional needs, inventories and other factors; our failure to attract and retain qualified personnel may affect our business and results of operations; a rise in interest rates could increase our borrowing costs; possible governmental regulation or litigation affecting aspects of our business; clients experiencing financial difficulties, or otherwise being unable to meet their obligations as they become due, could affect our results of operations and financial condition; uncertainty in the application and interpretation of applicable state sales tax laws may expose us to additional sales tax liability; and general economic conditions, whether nationally, internationally, or in the market areas in which we conduct our business, including the adverse impact of the ongoing economic downturn on the marketing expenditures and activities of our clients and prospective clients as well as our vendors, with whom we rely on to provide us with quality materials at the right prices and in a timely manner. These and other risks and uncertainties related to our business are described in greater detail in our filings with the United States Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q and the foregoing information should be read in conjunction with these filings. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Mary Broaddus

Director, Investor Relations and Corporate Communications

734-591-7375

broaddusm@valassis.com